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                                                                     Exhibit 3.3

                          CERTIFICATE OF INCORPORATION
                                       OF
                           CELULARES TELEFONICA, INC.


         I, the undersigned, for purposes of incorporating and organizing a stock corporation under the General Corporation Law of 1995 of the Commonwealth of Puerto Rico (the "General Corporation Law"), do execute this Certificate of Incorporation and do hereby certify as follows:

         FIRST: The name of this corporation is CELULARES TELEFONICA, INC. (hereinafter referred to as the "Corporation").

         SECOND: The physical address of the designated office of the Corporation in the Commonwealth of Puerto Rico is 1515 F.D. Roosevelt Avenue, 12th Floor, Guaynabo, Puerto Rico 00968. Its mailing address is P. O. Box 360998, San Juan, PR 00936-0998. The name of its resident agent is Ms. Gladys Batista Torres, Attorney-at-Law.

         THIRD: The nature of the business and the object and purposes proposed to be transacted, promoted and carried on for pecuniary profit are to operate a wireless telecommunications business. The Corporation shall also be authorized to do all things incidental to such business and to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law.

         FOURTH: The total number of shares of common stock which the Corporation shall have authority to issue is TEN THOUSAND (10,000), without a par value and all of the same class.

         FIFTH: The sole incorporator of the Corporation is the PUERTO RICO TELEPHONE AUTHORITY (the "PRTA"), whose physical address is located at 1515 F.D. Roosevelt Avenue,
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12th Floor, Guaynabo, Puerto Rico 00968 and mailing address is P. O. Box 360998,
San Juan, PR 00936-0998.

         SIXTH: Except to the extent that the by-laws of the Corporation shall so require, the election of directors of the Corporation need not be by written ballot.

         SEVENTH: The books of the Corporation may be kept (subject to any provisions contained in the statutes of the Commonwealth of Puerto Rico or in the statutes of any state in which the Corporation may qualify to do business) outside of the Commonwealth of Puerto Rico at such place or places as may from time to time be designated by the Board of Directors or in the by-laws of the Corporation.

         EIGHTH: In furtherance and not in limitation of the powers conferred by the laws of the Commonwealth of Puerto Rico, the Board of Directors of the Corporation is expressly authorized:

         1. To make, alter and repeal the by-laws of the Corporation, subject to the authority of the stockholders of the Corporation to adopt, amend, alter or repeal any by-law adopted by the Board of Directors.

         2. To provide reserve or reserves for any proper purpose and to abolish the same when deemed appropriate.

         3. By a majority of the whole Board, to designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. The by-laws may provide that in the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors, or in the by-laws of the Corporation, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed to all documents which may require it. Notwithstanding the preceding, the delegation of power to any such

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                  committee shall be subject to the limitations imposed by
                  Article 4.01 C of the General Corporation Law.

         4. To exercise all the powers of the Corporation except those conferred by the General Corporation Law, by this Certificate of Incorporation or by the by-laws of the Corporation upon the stockholders.

         NINTH: Except as provided in Article 1.02 B 6 of the General Corporation Law, a director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Any amendment, modification or repeal of the foregoing sentence shall not adversely affect any right or protection of a director of the Corporation hereunder in respect of any act or omission occurring prior to the time of such amendment, modification or repeal.

         TENTH: No contract or transaction between the Corporation and one or more of its directors or officers or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if any of the circumstances indicated in Article 4.05 A 1, 2 or 3 of the General Corporation Law is present. Interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

         ELEVENTH: Except as provided in Article 4.08 of the General Corporation Law and subject to the procedure described in paragraph D of said Article, the following provisions shall apply to the indemnification of directors and officers by the Corporation:

         1. The Corporation shall, to the broadest and maximum event permitted by the General Corporation Law, as the same exists from time to time,

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                  indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he or she is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding.

         2. In addition, the Corporation shall, to the broadest and maximum extent permitted by the General Corporation Law, as the same may exist from time to time, pay to such person any and all expenses (including attorneys fees) incurred in defending or settling any such action, suit or proceeding in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer, to repay such amount if it shall ultimately be determined by a final judgment or other final adjudication that he or she is not entitled to be indemnified by the Corporation as authorized in this Article.

         3. The rights to indemnification and to the advancement of expenses conferred in this Article shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, this Certificate of Incorporation, the by-laws of this Corporation, by agreement, vote of stockholders or disinterested directors or otherwise with respect to actions executed in his official or in other capacity, while discharging the duties of such position.

                  Any amendment, modification or repeal of this Article shall not adversely affect any rights to indemnification of a director of the Corporation hereunder with respect to any act or omission occurring prior to the time of such amendment, modification or repeal.

         TWELFTH: The Corporation reserves the right at any time, and from time to time, to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, and other provisions authorized by the laws of the Commonwealth of Puerto Rico at the time in force may be added or inserted, in the manner now or hereafter prescribed by law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Certificate of Incorporation in its present form, or as hereafter amended, are granted subject to the rights reserved in this Article.

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         THIRTEENTH: Subject to the provisions of Article 4.01 K of the General
Corporation Law, any and all directors may be removed, with or without cause, at any time by either:

         1. The vote of the holders of a majority of the stock of the Corporation issued and outstanding and entitled to vote and present, in person or by proxy, at any meeting of stockholders called for the purpose; or

         2. An instrument or instruments in writing addressed to the Board of Directors directing such removal and signed by the holders of all the shares of capital stock of the Corporation issued and outstanding and entitled to vote;

         Upon the occurrence of any of the above described events, the term of each such director who shall be so removed shall terminate.

         FOURTEENTH: The existence of the Corporation shall commence on the date in which this Certificate of Incorporation is filed with the Department of State of the Commonwealth of Puerto Rico.

         I, the undersigned, Executive Director of the PRTA, being the sole incorporator hereinbefore named for the purpose of executing this Certificate of Incorporation pursuant to the General Corporation Law, hereby swear that the statements contained herein are true.

         Given at San Juan, Puerto Rico, this 9 day of January, 1998.


                                       PUERTO RICO TELEPHONE AUTHORITY




                                       By:
                                          -------------------------------------
                                                   Carmen Ana Culpeper
                                                    Executive Director

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                     [COMMONWEALTH OF PUERTO RICO INSIGNIA]

                            GOVERNMENT OF PUERTO RICO
                               DEPARTMENT OF STATE
                              SAN JUAN, PUERTO RICO




         I, RAQUEL MERCADO VELAZQUEZ, Director, Corporate and Trademarks Registries of the Department of State of the Government of Puerto Rico,

         CERTIFY: That on FEBRUARY 11, 1999 AT 3:08 P.M., a Certificate of Amendment to the Certificate of Incorporation of "CELULARES TELEFONICA, INC.", file 99,282, a profit corporation organized under the laws of Puerto Rico, was filed, amending Article II (resident agent, principal office and mailing address) and Article IV (capital).

                                            IN WITNESS WHEREOF, the
                                            undersigned by virtue of
                                            the authority vested by
                                            law, hereby issue this
                                            certificate and affixes the
                                            Great Seal of the
                                            Commonwealth of Puerto
                                            Rico, in the City of San
                                            Juan, this 26th day of
                                            February nineteen hundred
                                            ninety nine.



                                            Raquel Mercado Velazquez
                                            Director
                                            Corporate and Trademarks Registries

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION


         CELULARES TELEFONICA, INC., a corporation organized and existing under the laws of the Commonwealth of Puerto Rico, does hereby CERTIFY:

         FIRST: That at a meeting of the Board of Directors of said CELULARES TELEFONICA, INC., duly held and convened, resolutions were duly adopted setting forth proposed amendments to the Certificate of Incorporation of said corporation and declaring said amendments advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendments is as follows:

         RESOLVED, that the Certificate of Incorporation of this corporation be and it hereby is amended by changing the Article SECOND to read as follows:

         SECOND: The physical address of the designated office of the Corporation in the Commonwealth of Puerto Rico is 653 Munoz Rivera Avenue, Hato Rey, Puerto Rico. Its mailing address is P.O. Box 70367, San Juan, Puerto Rico, 00936-8367. Its resident agent at such address is Celulares Telefonica, Inc., Legal Office.

         RESOLVED, that the Certificate of Incorporation of this corporation be and it hereby is amended by changing the Article FOURTH to read as follows:

         FOURTH: The total number of shares of Common Stock which the Corporation shall have authority to issue is TEN MILLION (10,000,000) with a par value of ONE CENT($.01) per share each and all of the same class.

         SECOND: The Board of Directors of the Corporation has determined by resolution that the terms of the rights and options provided under said amendment are, under the circumstances prevailing at the time of the adoption thereof, fair and equitable to all the existing stockholders of the Corporation.
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         THIRD: That said amendments have been consented to and authorized by the holders of all the issued and outstanding stock of the Corporation, entitled to vote, by written consent given in accordance with the provisions of Section
7.17 of the General Corporation Law for the Commonwealth of Puerto Rico.

         IN WITNESS WHEREOF, I Carmen Ana Culpeper, in my capacity as President of CELULARES TELEFONICA, INC. hereby swear that the statements contained in this Certificate are true. Given at Guaynabo, Puerto Rico this 10th day of February, 1999.


                                       CELULARES TELEFONICA, INC.




                                       By:
                                          -------------------------------------
                                                   Carmen Ana Culpeper
                                                        President

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